UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 3, 2015

Date of report (Date of earliest event reported)

SurModics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-23837	41-1356149
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9924 West 74th Street Eden Prairie, Minnesota	55344
(Address of Principal Executive Offices)	(Zip Code)

(952) 500-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) On March 3, 2015, Scott R. Ward and Timothy S. Nelson resigned as members of the Board of Directors (the “Board”) of SurModics, Inc. (the “Company”), which resignations were effective immediately. Mr. Ward was serving as chair of the Board prior to his resignation. Mr. Nelson was serving as a member of each of the Organization and Compensation Committee and the Audit Committee of the Board prior to his resignation. The resignations of Messrs. Ward and Nelson followed their disagreement regarding how to optimize the working relationship between the Board and the Company’s Chief Executive Officer.

Following the resignation of Mr. Ward, the Board appointed Susan E. Knight as Board chair. The Board now consists of six members, five of whom are independent. There are also three vacancies on the Board. The Board may seek to fill one or more of these vacancies based on its determination regarding the appropriate size of the Board, its needs relative to the Company’s operations and strategy, and other factors.

A copy of the press release announcing the above changes to the Board is filed as an exhibit to this Form 8-K and incorporated herein by reference.

A copy of Mr. Ward’s resignation letter is attached hereto as Exhibit 17.1. A copy of Mr. Nelson’s resignation letter is attached hereto as Exhibit 17.2. Pursuant to the requirements of Item 5.02(a) of Form 8-K, the Company has provided both Messrs. Ward and Nelson with a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated March 6, 2015

17.1	Resignation letter of Scott R. Ward dated March 5, 2015

17.2	Resignation letter of Timothy S. Nelson dated March 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.

Date: March 6, 2015	/s/ Bryan K. Phillips
Bryan K. Phillips
Sr. Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated March 6, 2015

17.1	Resignation letter of Scott R. Ward dated March 5, 2015

17.2	Resignation letter of Timothy S. Nelson dated March 5, 2015